As filed with the Securities and Exchange Commission on November 22, 2004

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________

MITCHAM INDUSTRIES, INC.

(exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	76-0210849 (I.R.S. Employer Identification Number)

8141 SH 75 South
P.O. Box 1175
Huntsville, Texas 77342
(281) 353-4475
(Address, including Zip Code,
of Principal Executive Offices)

______________________

MITCHAM INDUSTRIES, INC. AMENDED AND RESTATED 1998 STOCK AWARDS PLAN
(Full title of the Plan)

______________________

Christopher C. Siffert
Corporate Controller
8141 SH 75 South
P.O. Box 1175
Huntsville, Texas 77342
281-353-4475
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, for Agent for Service)

______________________

Copy to:

T. Mark Kelly
Christopher S. Collins
Vinson & Elkins L.L.P.
2300 First City Tower
1001 Fannin
Houston, Texas 77002-6760
(713) 758-2222

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Registration
Securities to be Registered	Registered (1)	Per Share (1)	Price (2)	Fee

Common Stock, $0.01 par value per share	400,000 Shares	$7.90	$3,160,000	$401

(1)	This registration statement shall also cover any additional shares of Common Stock that become issuable under the Mitcham Industries, Inc. Amended and Restated 1998 Stock Awards Plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock reported by the National Association of Securities Dealers Automated Quotation National Market System on November 17, 2004.

STATEMENT UNDER GENERAL INSTRUCTION E—REGISTRATION OF ADDITIONAL SHARES
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Opinion of Vinson & Elkins L.L.P.
Consent of Hein & Associates LLP

STATEMENT UNDER GENERAL INSTRUCTION E—REGISTRATION OF
ADDITIONAL SHARES

     This Registration Statement on Form S-8 is being filed by Mitcham Industries, Inc. (the “Registrant”) to register an additional 400,000 shares of common stock of the Registrant, $0.01 par value (the “Common Stock”), which may be issued pursuant to awards granted to certain employees, consultants and non-employee directors of the Company under the Registrant’s Amended and Restated 1998 Stock Awards Plan (the “Plan”). Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8, Registration No. 333-67208, filed with the Securities and Exchange Commission (the “Commission”) on August 9, 2001, are hereby incorporated in this Registration Statement by reference to the extent not replaced hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

No.	Description
5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the shares being registered
23.1*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
23.2*	Consent of Hein & Associates LLP
24.1*	Powers of Attorney (set forth on the signature page contained in Part II of this Registration Statement)

*	Filed herewith

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SIGNATURES

     Pursuant to the requirements of the Securities Act, Mitcham Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Texas, on November 22, 2004.

MITCHAM INDUSTRIES, INC.
By:	/s/ Christopher C. Siffert
Christopher C. Siffert
Corporate Controller (Principal Accounting Officer)

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of MITCHAM INDUSTRIES, INC. (the “Company”) hereby constitutes and appoints Christopher C. Siffert and Billy F. Mitcham, Jr., or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on November 22, 2004.

Signature	Title

/s/ Billy F. Mitcham, Jr. Billy F. Mitcham, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Christopher C. Siffert Christopher C. Siffert	Vice President and Corporate Controller (Principal Financial and Accounting Officer)

/s/ Peter H. Blum Peter H. Blum	Chairman of the Board of Directors

/s/ R. Dean Lewis R. Dean Lewis	Director

/s/ John F. Schwalbe John F. Schwalbe	Director

/s/ Robert P. Capps Robert P. Capps	Director

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INDEX TO EXHIBITS

No.	Description
5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the shares being registered
23.1*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
23.2*	Consent of Hein & Associates LLP
24.1*	Powers of Attorney (set forth on the signature page contained in Part II of this Registration Statement)

*	Filed herewith